   As filed with the Securities and Exchange Commission on February 10, 1998

                                                      Registration No. 333-
                                                                           -----
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

     ---------------------------------------------------------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
          -----------------------------------------------------------
                               OPEN MARKET, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                      04-3214536
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                       Identification No.)

                               One Wayside Road
                        Burlington, Massachusetts 01803
                                 (617) 949-7000
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
            -------------------------------------------------------

                                GARY B. EICHHORN
                     President and Chief Executive Officer
                               OPEN MARKET, INC.
                                One Wayside Road
                        Burlington, Massachusetts 01803
                                 (617) 949-7000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

            -------------------------------------------------------
                                    Copy to:

                              John H. Chory, Esq.
                               Hale and Dorr LLP
                                60 State Street
                          Boston, Massachusetts 02109
                                 (617) 526-6000

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

================================================================================
                                          Proposed
                                           Maximum     Proposed
                                          Offering      Maximum       Amount
                               Amount       Price      Aggregate        of
Title of Each Class of         to be      Per Share    Offering    Registration
Securities to be Registered  Registered      (1)       Price (1)        Fee
--------------------------------------------------------------------------------
Common Stock, $.001 par value 538,342(2)    $9.8125     $5,282,481     $1,559
                                             ------      ---------      -----
================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on February 4, 1998.
(2) Includes the registration of the Preferred Stock Purchase Rights to be attached to such Common Stock on February 12, 1998.

     The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION; DATED FEBRUARY 10, 1998

Prospectus

                               OPEN MARKET, INC.

                         538,342 Shares of Common Stock

                                   -----------


     This Prospectus relates to the registration of 538,342 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of Open Market, Inc. ("Open Market" or the "Company"). The Shares may be offered and sold from time to time for the account of Reed Elsevier Inc., a stockholder of the Company (the "Selling Stockholder"). See "The Selling Stockholder." The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholder in a private placement made in connection with the acquisition by the Company of Folio Corporation ("Folio") pursuant to the terms of a Stock Purchase Agreement, dated as of February 20, 1997, among the Company, Folio and the Selling Stockholder. The Shares may be offered and sold in transactions quoted on the Nasdaq National Market (the "NNM"), in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
See "Plan of Distribution." The Selling Stockholder and any agents or broker-dealers that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by the Selling Stockholder and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "The Selling Stockholder" and "Plan of Distribution."

     The Company will not receive any of the proceeds from the sale of the Shares but will bear all expenses incurred in effecting the registration of the Shares, including all registration and filing fees, printing expenses, and the legal fees of counsel to the Company. The Selling Stockholder will bear all brokerage or underwriting expenses or commissions, if any, applicable to the Shares.

     The Common Stock is traded on the NNM under the symbol "OMKT." On February 6, 1998, the last reported sale price of the Common Stock on the NNM was $12.5625 per share.

     See "Risk Factors" on page 6 for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.
                                ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is __________, 1998

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, materials filed by the Company can be inspected at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http:/ /www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act, with respect to the Shares to be offered and sold by means of this Prospectus. This Prospectus omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

     There is incorporated herein by reference and made a part hereof, each of which is on file with the Commission, (i) the Current Report on Form 8-K of the Company dated February 27, 1997, (ii) the Current Report on Form 8-K of the Company dated March 24, 1997, as amended on May 23, 1997, (iii) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996,
(iv) the proxy statement for the Company's Annual Meeting of Stockholders held on May 21, 1997, (v) the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1997 (vi) the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 1997, (vii) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 1997, (viii) the Current Report on Form 8-K of the Company dated January 26, 1998 and (ix) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 3, 1996 and the description of the Company's Series A Junior Participating Preferred Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 30, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to Open Market, Inc., One Wayside Road, Burlington, Massachusetts 01803, Attention: Investor Relations (telephone:
(617) 949-7000).

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 2B of the Exchange Act. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "plans," "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth in "Risk Factors" herein.

                                  THE COMPANY

     General. Open Market develops, markets, licenses and supports high performance application software products that provide solutions for the burgeoning Internet commerce market. These products fall into two categories:
(i) products which allow the Company's customers to engage in business-to-consumer and business-to-business Internet Commerce and (ii) applications for the Information Commerce/Knowledge Management Industry. The core products for the Internet Commerce market are Transact and LiveCommerce, while the core products in Information Commerce/Knowledge Management are a suite of search and retrieval products sold under the "Folio" brand.

     Internet Commerce Products.

     Transact.  Transact performs the tasks required in order for the Web site
     --------
of a business to have the capacity to perform comprehensive order management for Internet Commerce. Transact enables the separation of the management of business transactions from the management of content, thereby allowing companies to securely and centrally manage business transactions using content located on multiple distributed Web servers. The product's order management functions consist of order taking, authorization, payment processing, security and customer service to be performed centrally by a "back office" transaction management system, allowing business to focus on management of the "front office" content at their distributed Web sites. Specifically, the order taking functions include capturing orders (item, price, tax, shipping costs, etc.), processing orders (authenticating buyers, determining form of payment, processing payment, addressing fulfillment, etc.) and servicing orders online (order and shipment status, transaction statements, returns etc.).

     Transact is sold to two types of customers: (i) corporate customers which use the product for their own Web-based business activities (i.e., selling directly to their customers, either consumers or other businesses) and (ii) commerce service providers ("CSPs") which use the product to provide Internet commerce transaction services to their business customers ("merchants"), in order for the merchants to, in turn, sell directly to their customers.

     LiveCommerce.  LiveCommerce became commercially available in October, 1997
     ------------
after development was completed by the Company following acquisition of the product in the alpha phase of development from Waypoint Software Corporation in February, 1997. LiveCommerce enables the rapid development and management of large catalogs on the Web. The Company is targeting companies in the retail office supply, scientific equipment, electronics, computer, mechanical and instrumentation fields.

     LiveCommerce, when combined with Transact, represents a complete Internet commerce solution for both large retailers and industrial manufacturers.

     Information Commerce/Knowledge Management Products. Folio 4.1, the most recent release of the Folio suite of products, allows organizations to make business-critical information available electronically on either CD-ROM or, with the Company's SiteDirector product, the Internet. The Folio suite of products was developed by ten-year-old Folio Corporation, which the Company acquired in March, 1997. The Folio products are widely used primarily in two industries:
(i) by commercial publishers selling business-critical content to industries such as tax, legal, accounting, banking and insurance and (ii) companies distributing to their employees and other constituencies enterprise-critical information.

     Together, Folio and Transact provide a complete solution for Information Commerce -- the already large and rapidly expanding business of selling high-value information electronically.

     Distribution. Open Market's software is primarily sold via a direct, consultative sales channel. The Company has offices throughout the United States as well as in Canada, the United Kingdom, France, Germany, Holland, Italy, Japan and Australia. In addition, Open Market has distribution partners in several countries, including Germany, Singapore, Malaysia, Korea, India, Brazil, South Africa and Israel. Augmenting the Company's direct sales force are over 200 business partners selling solutions based on Folio products. Additionally, over 1,000 companies have signed up for the Company's developer program.

     Consulting Services. Although the Company's products function as complete solutions, the Company also performs consulting services in order to supplement or enhance the functionality of its products in order to meet customer specifications.

     Maintenance and Support. As a full service provider, the Company sells maintenance and support services to all eligible customers electing to purchase such services.

     The Company is incorporated in Delaware. Its principal executive offices are located at One Wayside Road, Burlington, Massachusetts 01803, and its telephone number is (617) 949-7000.

                                  RISK FACTORS

     Prospective purchasers of the Shares offered hereby should carefully consider the following risk factors, in addition to other information contained or incorporated by reference in this Prospectus.

Rapid Technological Change

     The computer software industry is characterized by rapid technological change. As a result, there is uncertainty about the widespread acceptance of new products which can cause significant delays in the sales cycle. The Company must continue to upgrade its own technologies and commercialize products and services incorporating such technologies, which may also lengthen the sales cycle.

Developing Internet Market

     The market for the Company's Internet products and services has only recently begun to develop and is rapidly evolving. If the market fails to develop or develops more slowly than expected, the Company's operating results could be materially adversely affected.

Recent Acquisitions

     In February 1997 and March 1997, the Company completed the acquisitions of Waypoint and Folio, respectively. There can be no assurance that these businesses or their products will be successful, that the Company will successfully integrate these businesses into the Company, or that the Company will achieve the desired synergies from the transactions.

Product Release Schedules

     Delays in the planned release of the Company's new products or upgrades of existing products may adversely affect forecasted revenues, and create operational inefficiencies resulting from staffing levels designed to support the forecasted revenues.

Competition

     The Internet is characterized by an increasing number of market entrants that have introduced or developed products and services for commerce and information management on the Internet. The Company's operating results will be affected by the number of competitors and their pricing strategies and market acceptance of their products.

Dependence on Personnel

     The Company's future success depends in significant part upon the continued service of its key technical and senior management personnel, and its continuing ability to attract and retain highly qualified technical and managerial personnel.

Pricing

     Future prices that the Company is able to charge for its products may decline from historical levels due to competitive reasons and other factors.

Limited Operating History

     The Company has a limited operating history. The Company's ability to successfully market its existing products and to develop and market new products must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets.

Quarterly Operating Results

     The Company's expense levels are fixed in advance and based in part on its expectations as to future revenues. Quarterly sales and operating results will generally depend on the volume and timing of and ability to fulfill orders received within the quarter.

Foreign Exchange

     To the extent that foreign currency exchange rates fluctuate in the future, the Company may be exposed to continued financial risk. Although the Company attempts to limit this risk by denominating most sales in the United States dollars and limiting the amount of assets in its foreign operations, there can be no assurance that the Company will be successful in limiting its exposure.

Accounting Standards

     Accounting standards, including those promulgated by the American Institute of Certified Public Accountants ("AICPA") and the Financial Accounting Standards Boards ("FASB"), change frequently. The AICPA has recently adopted Statement of Position 97-2 entitled Software Revenue Recognition. The Company does not believe this pronouncement will impact its operating results. The recently adopted FASB pronouncement on employee stock option plans also has not had a material effect on the Company's results of operations. There can be no assurance that these or future pronouncements will not impact the Company's future operating results.

Litigation

     Litigation regarding intellectual property rights, copyrights and patents is increasingly common in the software industry. In addition, the Company faces litigation risks with respect to other general corporate matters that may arise in connection with its normal operations.

Inflation

     To date, inflation has not had a significant impact on the Company's operations. While management expects this trend to continue in the short-term, the long-term outlook is uncertain.

Year 2000 Compliance

     The Company recognizes that it must ensure that its products and operations will not be adversely impacted by Year 2000 software failures which can arise in time-sensitive software applications which utilize a field of two digits to define the applicable year. In such applications, a date using "00" as the year may be recognized as the year 1900 rather than the year 2000. The Company is in the process of identifying anticipated costs, problems and uncertainties associated with resolving Year 2000 issues. Although management does not expect Year 2000 issues to have a material impact on its business or future results of operations, there can be no assurance that there will not be interruptions of operations, other limitations of system or product functionality or that the Company will not incur significant costs to avoid such interruptions or limitations.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.

                                THE ACQUISITION

     Pursuant to a Stock Purchase Agreement, dated as of February 20, 1997 (the "Stock Purchase Agreement"), by and among Open Market, Folio and the Selling Stockholder, Open Market acquired all of the outstanding shares of capital stock of Folio for an aggregate purchase price of $45,000,000 (subject to adjustment). As payment of the purchase price, Open Market (i) issued 897,866 shares of Common Stock of the Company, (ii) made a cash payment of $10,000,000, (iii) issued 897,866 shares of Common Stock of the Company on January 5, 1998 and (iv) issued a promissory note of the Company in the original principal amount of $10,000,000 payable in either cash or a combination of cash and Common Stock of the Company as provided in the Stock Purchase Agreement.

                            THE SELLING STOCKHOLDER

     The Selling Stockholder is the former stockholder of Folio. The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholder in connection with the acquisition of Folio by Open Market. See "The Acquisition."

     At February 6, 1998, there were 31,894,958 shares of Common Stock of the Company issued and outstanding.

     The table below sets forth certain information with respect to the Selling Stockholder. To the Company's knowledge, the Selling Stockholder has had no material relationship with the Company or any of its affiliates within the past three years.

-------------------------------------------------------------------------------------------
                                                                               Percentage
                       Number of Shares                         Number of         of
                       of Common Stock                          Shares of      Shares of
                      beneficially owned                       Common Stock   Common Stock
                        by the Selling     Number of Shares    Beneficially   Beneficially
                         Stockholder        of Common Stock    Owned After    Owned After
Name                  Prior to Offering    Offered Hereby(1)     Offering       Offering
----                  -----------------    -----------------     --------       --------
-------------------------------------------------------------------------------------------
Reed Elsevier Inc.        1,076,683            538,342             538,341        1.69%
-------------------------------------------------------------------------------------------

-------------
(1) On August 13, 1997, the Company registered 448,933 shares of Common Stock of the Company held by the Selling Stockholder.

     Information concerning the Selling Stockholder may change from time to time and any such changed information will be set forth on supplements to this Prospectus if and when necessary.

                             PLAN OF DISTRIBUTION

General

     The Company has been advised by the Selling Stockholder that, as of the date hereof, it has not made any binding arrangement with any broker for the offering or sale of the Shares. Brokers, dealers or agents may participate in such transactions as agents and may, in such capacity, receive brokerage commissions from the Selling Stockholder or from purchasers of such securities. Such brokers, dealers or agents may also purchase and resell shares of Common Stock of the Company for their own account. The Selling Stockholder and such brokers, dealers or agents may be considered "underwriters" as that term is defined by the Securities Act, although the Selling Stockholder disclaims such status. Any commissions, discounts or profits received by such brokers, dealers or agents in connection with the foregoing transactions may be deemed to be underwriting discounts and commissions under the Securities Act. Any broker or dealer may act as a broker or dealer on behalf of the Selling Stockholder in connection with the offering of certain of the Shares by the Selling Stockholder.

     To comply with the securities laws of certain jurisdictions, if applicable, the Shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or unless an exemption from such registration or qualification is available and is complied with.

     Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may be limited in its ability to engage in market activities with respect to such Shares. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder which may limit the timing of purchases and sales of such Shares. All of the foregoing may affect the marketability of such Shares.

     The Company has agreed to pay substantially all of the expenses incident to the registration, offering and sale of the Shares to the public other than commissions and discounts of agents or dealers. Such expenses (excluding such commissions and discounts) are estimated to be approximately $15,000.

     The Shares offered hereby may be offered and sold by the Selling Stockholder from time to time in transactions on the Nasdaq National Market, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. Such sales may be made pursuant to an underwritten offering or pursuant to one or more of the following methods (among others): (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which a broker solicits purchasers; and (c) block trades in which a broker-dealer so engaged will attempt to sell the Shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.

     The Selling Stockholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Sales of the Shares are, in general, expected to be made at the market price prevailing at the time of each such sale; however, prices in negotiated transactions may differ considerably.

                                 LEGAL MATTERS

     The validity of the Shares will be passed upon for the Company by Hale and Dorr LLP, 60 State Street, Boston, MA 02109.

                                    EXPERTS

     The consolidated financial statements of Open Market, Inc. and the financial statements of Folio Corporation incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

================================================================================

     No dealer, salesman or any other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                       ---------------------------------


                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Available Information........................................................ 2
Documents Incorporated by Reference.......................................... 2
The Company.................................................................. 4
Risk Factors................................................................. 6
Use of Proceeds.............................................................. 7
The Acquisition.............................................................. 8
The Selling Stockholder...................................................... 8
Plan of Distribution......................................................... 9
Legal Matters............................................................... 10
Experts..................................................................... 10



                                538,342 Shares



                               Open Market, Inc.



                                 Common Stock

                                  ----------

                                  PROSPECTUS

                                  ----------



                             ______________, 1998



================================================================================

                                    Part II
                    Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

     The expenses in connection with the offering (all of which, other than selling commissions or discounts, will be borne by the Company and not the Selling Stockholder) are estimated as follows:

Securities and Exchange Commission Registration Fee..................  $ 1,559
Legal Fees and Expenses..............................................    7,000
Accounting Fees and Expenses.........................................    4,000
Miscellaneous........................................................    2,441
                                                                       -------
  Total..............................................................  $15,000

Item 15.  Indemnification of Directors and Officers

     Article EIGHTH of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Company shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article NINTH of the Company's Restated Certificate of Incorporation provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Company's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware

General Corporation Law is amended to expand the indemnification permitted to directors or officers the Company must indemnify those persons to the fullest extent by such law as to so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     16.  Exhibits

     EXHIBIT
     NUMBER        DESCRIPTION
     ------        -----------

     2 Stock Purchase Agreement, dated as of February 20, 1997, among Folio Corporation, Reed Elsevier Inc., the sole stockholder of Folio Corporation, and the Company/1/

     4 Rights Agreement, dated as of January 26, 1998, between the Company and BankBoston N.A., which includes as Exhibit A Terms of the Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock/2/

     5      Opinion of Hale and Dorr LLP

     23.1   Consent of Arthur Andersen LLP

     23.2   Consent of Hale and Dorr LLP (included in Exhibit 5)

     24     Power of Attorney (contained on signature pages hereto)














---------------------
/1/ Incorporated by reference from the Company's Current Report on Form 8-K dated March 24, 1997.
/2/ Incorporated by reference from the Company's Registration Statement on Form
    8-A dated January 26, 1998 (File No. 0-28439).

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Burlington, the Commonwealth of Massachusetts on February 9, 1998.


                         OPEN MARKET, INC.



                         By:  /s/ Regina O. Sommer
                              -------------------------------------------------
                              Regina O. Sommer
                              Senior Vice President and Chief Financial Officer


                       SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Gary B. Eichhorn, Shikhar Ghosh and Paul P. Brountas, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Open Market, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                             Date
---------                  -----                             ----


/s/ Gary B. Eichhorn       President, Chief Executive        February 9, 1998
----------------------     Officer and Director
Gary B. Eichhorn           (principal executive officer)



/s/ Regina O. Sommer       Senior Vice President and         February 9, 1998
----------------------     Chief Financial Officer
Regina O. Sommer           (principal financial and
                           accounting officer)

Signature                    Title                 Date
---------                    -----                 ----


/s/ Gulrez Arshad            Director              February 9, 1998
----------------------
Gulrez Arshad



/s/ Thomas H. Bruggere       Director              February 9, 1998
----------------------
Thomas H. Bruggere



/s/ Shikhar Ghosh            Director              February 9, 1998
----------------------
Shikhar Ghosh


                             Director
----------------------                             ___________, 1998
David K. Gifford


                             Director
----------------------                             ___________, 1998
Bruce Judson



/s/ William S. Kaiser        Director              February 9, 1998
----------------------
William S. Kaiser



/s/ Brian J. Knez            Director              February 9, 1998
----------------------
Brian J. Knez


                             Director              ___________, 1998
----------------------
Ray Stata



                             Director
----------------------                             ___________, 1998
Eugene F. Quinn

                                 EXHIBIT INDEX

     EXHIBIT
     NUMBER                         DESCRIPTION
     -------                        -----------

     2 Stock Purchase Agreement, dated as of February 20, 1997, among Folio Corporation, Reed Elsevier Inc., the sole stockholder of Folio Corporation, and the Company/1/

     4 Rights Agreement, dated as of January 26, 1998, between the Company and BankBoston N.A., which includes as Exhibit A Terms of the Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Stock/2/

     5      Opinion of Hale and Dorr LLP

     23.1   Consent of Arthur Andersen LLP

     23.2   Consent of Hale and Dorr LLP (included in Exhibit 5)

     24     Power of Attorney (contained on signature pages hereto)











----------------------
/1/ Incorporated by reference from the Company's Current Report on Form 8-K dated March 24, 1997.
/2/ Incorporated by reference from the Company's Registration Statement on Form 8-A dated January 26, 1998 (File No. 0-28439).